Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form type)

Dominari Holdings Inc.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and 457(h)	1,100,000	$3.32	$3,646,500.00	0.00011020	$401.84
Total Offering Amounts					$3,646,500.00	0.00011020	$401.84

Total Fees Previously Paid							-

Total Fee Offsets							-

Net Fee Due							$401.84

(1)	This registration statement on Form S-8 (the “Registration Statement”) covers 1,100,000 shares of common stock of Dominari Holdings Inc. (the “Registrant”) issuable pursuant to awards under the Registrant’s 2022 Equity Incentive Plan (the “2022 Plan”); and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares of common stock that may become issuable under the terms of the 2022 Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of common stock registered under this Registration Statement all shares of common stock are combined by a reverse share split into a lesser number of shares of common stock, the number of undistributed shares of common stock covered by this Registration Statement shall be proportionately reduced.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and based upon the average of the high ($3.47) and low ($3.16) prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on April 3, 2023, which date is within five business days prior to filing this Registration Statement.